Exhibit (c)(viii)

 Project Kona  Updated valuation materials  December 15, 2025  DRAFT  All numbers and references herein are highly preliminary and subject to material refinement  Exhibit (c)(viii)

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Disclaimer  1. Section name  This presentation was prepared by Rothschild & Co US Inc. (“Rothschild & Co”) on a confidential basis for the benefit and internal use of the Special Committee (the “Special Committee”) of the Board of Directors of KORE Group Holdings, Inc. (the “Company” or “Kona”) in the context of the Special Committee’s consideration of the matters described herein.  In creating this presentation, Rothschild & Co has relied upon information that is publicly available or which was provided to Rothschild & Co by or on behalf of the Company’s management, including, without limitation, management operating and financial forecasts or projections. Such information involves numerous significant assumptions and subjective determinations that may or may not be correct. Rothschild & Co has not assumed any responsibility for independent verification of any of such information contained herein, including, but not limited to, any forecasts or projections set forth herein, and Rothschild & Co has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Rothschild & Co as to the accuracy or completeness of any such information or the achievability of any such forecasts or projections.  Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Rothschild & Co and financial, stock market and other conditions and circumstances existing and disclosed to Rothschild & Co as of the date hereof, all of which are subject to change. Rothschild & Co does not have any obligation to update, bring-down, review or reaffirm this presentation. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. Nothing contained in this presentation is, or shall be relied upon as, a promise or representation as to the past, present or future.  Nothing contained herein shall be deemed to be a recommendation from Rothschild & Co to any party, including without limitation, any security holder of the Company, to enter into any transaction or to take any course of action. By accepting these materials, the Special Committee acknowledges that Rothschild & Co is not in the business of providing (and the Special Committee is not relying on Rothschild & Co for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities.  Rothschild & Co is not acting in any capacity as a fiduciary or agent of the Special Committee, the Board of Directors of the Company, the Company or the Company’s security holders.  In the ordinary course of their asset management, merchant banking and other business activities, affiliates of Rothschild & Co may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of their clients in equity, debt or other securities (or related derivative securities) or financial instruments of the Company or any of its affiliates or any other company that may be involved in any transaction.  This presentation is confidential and was not prepared with a view to public disclosure or filing thereof under state or federal securities laws or otherwise. This presentation may not be copied by,  or disclosed or made available to, any person without the prior written consent of Rothschild & Co.  This presentation was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee, and accordingly, Rothschild & Co does not take any responsibility for the accuracy or completeness of any material if used by persons other than the Special Committee.  Rothschild & Co shall not have any liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation.  2

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Contents  Situation overview  Preliminary valuation perspectives  Supplemental analyses  Appendix  4  8  15  21

 1  Situation overview

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Share price (December 12, 2025)  $4.50  Premium to unaffected price  285%  3-month return  109%  6-month return  83%  1-year return  266%  2-year return  70%  3-year return  (55%)  Return since de-SPAC  (91%)  VWAP  1-month  $4.20  3-month  4.25  6-month  4.06  52-week performance3  High  $4.88  Low 1.10  Historical EV / NTM Adj. EBITDA multiples  Current 9.1x  3-month 8.8x  6-month 7.9x  1-year 7.5x  Since de-SPAC 7.7x  -  2.0x  4.0x  6.0x  8.0x  10.0x  12.0x  14.0x  16.0x  -  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $40.00  $45.00  Sep-21 Feb-22 Jul-22 Dec-22 May-23 Oct-23 Mar-24  Aug-24  Jan-25  Jun-25  Nov-25  Dec ’24 Samoa files an amended 13D indicating it may seek to further invest in or  acquire Kona  Mar ’23 Announces acquisition of  Twilio’s IoT  business unit  Jun ’24  1:5 reverse stock split  Nov ’24  Completes operational  restructuring  plan  Nov ’23 Kona reports strategic investment  from Samoa disclosing 12.0%  ownership2  Apr ’24  CEO  transition  Feb ’22 Announces acquisition of  Business Mobility Partners & SIMON  Kona historical trading performance  Since the Samoa / Amelia offer, shares have settled between $4.20 to $4.50 per share  Sources: Company filings, FactSet (as of December 12, 2025), press releases  Notes:  FDSO includes 17.5m common shares,1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025, per Kona Management  Ownership percentage calculated including the 2.4m warrants issued to Samoa  Inclusive of intraday price movements over the past 52 weeks  Stock price ($ actuals)  Historical NTM trading multiple (x)  Select data points  Q / K filed  Kona stock price and NTM Adj. EBITDA multiple since 2021 de-SPAC1  Stock price EV / NTM Adj. EBITDA Samoa events  Other events  Situation overview  1  $4.50  9.1x  Dec ’24 NYSE accepts plan to regain compliance with listing  standards  Nov ’25 Amended 13D filing indicating Samoa / Amelia  proposal to  acquire outstanding shares for $5.00 per share cash consideration  5

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Consensus median4  $71  Memo: LTP 2026E Adj. EBITDA  $63  EV / 2026E Adj. EBITDA  TD Cowen  9.5x  ROTH  8.5x  Consensus median5  9.1x  Memo: LTP  10.2x  Share price 1 day prior to 13D $1.17  1 day after 13D 7%  1 week after 13D 62%  1 month after 13D 73%  3 months after 13D 111%  Return since 13D 285%  VWAP  1 month after 13D $3.30  3 month after 13D 3.20  6 month after 13D 3.15  Share performance3  High after 13D $4.88  Broker coverage ($m)  TD Cowen 2026E Adj. EBITDA $68  ROTH 2026E Adj. EBITDA $75  -  2.0x  4.0x  6.0x  8.0x  -  Nov-24 Jan-25 Mar-25 May-25  Sources: Company filings, FactSet (as of December 12, 2025), press releases  Notes:  $1.00  $2.00  $3.00  $4.00  Jul-25  Sep-25  Nov-25  Kona historical trading performance (cont’d)  Share price increased 73% in the following 1 month after Samoa’s amended 13D filing, and  285% since the filing  9.1x  $1.17  Kona stock price and NTM Adj. EBITDA multiple since 1 month prior to Samoa’s amended 13D filing1,2 Select data points  Situation overview  1  $4.50  $3.22  Dec ’24 Samoa files an amended  13D  indicating it  may seek to further invest in or acquire  Kona  Historical NTM trading multiple (x)  Dec ’24 NYSE accepts plan to regain compliance with listing standards  Unaffected date as of December 18, 2024, the day prior to Samoa’s amended 13D filing  FDSO includes 17.5m common shares,1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025, per Kona Management  Inclusive of all intraday price movements following the filing of Samoa’s amended 13D  NTM Adj. EBITDA based on broker estimates per FactSet (as of December 12, 2025)  EV / NTM Adj. EBITDA based on broker estimates per FactSet (as of December 12, 2025)  Nov ’25 Amended 13D filing indicating Samoa/Amelia proposal to acquire outstanding shares for $5.00 per share cash consideration  6  Q / K filed  Stock price EV / NTM Adj. EBITDA Samoa events  Other events  Stock price ($ actuals)

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Kona’s valuation at various stock prices  Sources: Company filings, FactSet (as of December 12, 2025), Kona Management, LTP  Notes:  Unaffected date as of December 18, 2024, day prior to Samoa’s initial amended 13D filing  Samoa / Amelia proposal is a non-binding offer received November 3, 2025  FDSO includes 17.5m common shares and 1.6m RSUs as of October 6, 2025, per Kona Management  Net debt of $281m as of November 30, 2025  Inclusive of preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest  and value of 2.4m warrants  Additional payment in the event of a change of control comprised of the remaining coupons to maturity 7  and accrued interest on the $120m in backstop notes, as of November 30, 2025  Implied valuation at various prices  Situation overview  1  3rd-party   indication   $m, unless noted  Ilustrative share price ($)  $4.50  $1.17  $5.00  $6.00  $7.00  $8.00  $9.00  $10.00  Implied premia to:  Current (December 12, 2025)  $4.50  -  (74%)  11%  33%  56%  78%  100%  122%  Unaffected  $1.17  285%  -  327%  413%  498%  584%  669%  755%  1-month VWAP  $4.20  7%  (72%)  19%  43%  67%  90%  114%  138%  3-month VWAP  $4.25  6%  (72%)  18%  41%  65%  88%  112%  135%  6-month VWAP  $4.06  11%  (71%)  23%  48%  73%  97%  122%  146%  52-week high  $4.88  (8%)  (76%)  2%  23%  43%  64%  84%  105%  52-week low  $1.10  309%  6%  355%  445%  536%  627%  718%  809%  (x) Fully diluted shares outstanding (m)3  19  19  19  19  19  19  19  19  Implied equity value (excl. Samoa warrants)  $86  $22  $96  $115  $134  $153  $172  $191  Memo: value of Samoa warrants  $11  $3  $12  $14  $19  $22  $24  (+) Net debt4  $281  $281  $281  $281  $281  $281  $281  $281  (+) Returned capital to Samoa5  275  275  275  275  275  275  275  275  Implied enterprise value  $642  $579  $652  $671  $690  $709  $728  $747  Memo: implied EV premium  Memo: mandatory redemption of backstop notes 6  -  $20  (9.9%)  $20  1.5%  $20  4.5%  $20  7.4%  $20  10.4%  $20  13.4%  $20  16.4%  $20  Implied multiples:  EV / Adj. EBITDA  LTM (November 30, 2025)  $62  10.4x  9.4x  10.6x  10.9x  11.2x  11.5x  11.8x  12.1x  25E  $63  10.2x  9.2x  10.4x  10.7x  11.0x  11.3x  11.6x  11.9x  26E  $63  10.2x  9.2x  10.3x  10.6x  10.9x  11.2x  11.5x  11.8x  Current  Samoa/Amelia Unaffected1 proposal 2

 2  Preliminary valuation perspectives

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Summary of LTP1  Sources: Kona Management, LTP  Notes:  Based on Management LTP reflecting 9+3 forecast received October 12, 2025 and approved by  Special Committee  Other tax deductible expenses include integration-related costs and other one-time items  Average CaaS Connections and ARPU based on CaaS, SuperSIM and Carrier+ revenue and  average monthly connections  CaaS ARPU is calculated as the weighted average monthly revenue over the period  Inclusive of CapEx and capitalized labor  9  Preliminary valuation perspectives  2  $m, unless noted 2023A 2024A  2025E 2026E 2027E 2028E 2029E  '23-'25 '25-'29  Total IoT Connectivity $204 $228  Total IoT Solutions 73 58  $226 $239 $260 $285 $313  64 57 58 59 60  5% 9%  (6%) (2%)  Revenue $277 $286  % growth 14% 3%  $290 $295 $318 $344 $373 2% 7%  1% 2% 8% 8% 8%  Gross profit $149 $161  % margin 54% 56%  $160 $166 $180 $196 $212 4% 7%  55% 56% 57% 57% 57%  Adj. EBITDA $56 $53  % margin 20% 19%  $63 $63 $74 $87 $100 6% 12%  22% 21% 23% 25% 27%  (-) One-time items2 ($18) ($19) (-) Stock-based compensation (tax deductible) (4) (4)  (-) Tax D&A (58) (56)  ($19) ($2) ($2) - -  (1) (2) (3) (4) (4)  (41) (35) (23) (22) (22)  EBIT  % margin  $3 $25 $46 $60 $74 130%  1% 8% 14% 18% 20%  Memo:  Average CaaS connections (m)3 18.2  CaaS ARPU3,4 $0.98  CapEx5 $13  19.8 21.5 23.7 26.6 29.8 11%  $0.89 $0.88 $0.89 $0.87 $0.86 (1%)  $10 $9 $9 $10 $10 0%   CAGR

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Illustrative discounted cash flow analysis  Projected cash flows1  Sources: Company filings, Kona Management, LTP  Notes:  Unlevered cash flow line items based on LTP  2029E revenue growth rate applied to terminal revenue and Adj. EBITDA margin held flat  Per Kona Management, other tax-deductible expenses include integration-related costs and other one-time items  40% of SBC is tax-deductible per Kona Management. SBC treated as cash expense  25% tax rate per LTP  Valuation date assumed as of December 31, 2025. FDSO includes 17.5m common shares, 1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025, preferred stock valued at liquidation value of 1.8x MOIC ($275m), senior secured note valued at principal balance ($182m), backstop notes valued at principal value ($120m), cash balance ($21m), all as of November 30, 2025, per Kona Management and company filings  Enterprise value ($m)  PV of terminal value as % of EV  Implied share price  at terminal multiple of6  at terminal multiple of6  at terminal multiple of6  2  $m  2026E  2027E  2028E  2029E  Terminal period  Total revenue  $295  $318  $344  $373  $405  % growth  1.9%  7.6%  8.3%  8.4%  8.4%  Adj. EBITDA  $63  $74  $87  $100  $109  % margin  21.4%  23.4%  25.2%  26.9%  26.9%  (-) One-time items3  (2)  (2)  -  -  -  (-) Stock-based compensation (tax deductible)4  (2)  (3)  (4)  (4)  (4)  (-) Tax D&A  (35)  (23)  (22)  (22)  (10)  EBIT  $25  $46  $60  $74  $94  (-) Tax at 25% rate5  (6)  (11)  (15)  (18)  (20)  NOPAT  $19  $35  $46  $56  $74  (+) Tax D&A  35  23  22  22  10  (-) Stock-based compensation (non-tax deductible)4  (3)  (5)  (6)  (6)  (6)  (-) CapEx  (9)  (9)  (10)  (10)  (10)  (+/-) Source / (use) of NWC  (0)  (2)  (2)  (2)  (2)  Unlevered FCF  $41  $41  $50  $59  $65  Preliminary valuation perspectives  2  10  WACC  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  13.0%  $682  $715  $748  $782  $815  78%  79%  80%  81%  82%  $6.56  $8.30  $10.05  $11.79  $13.53  14.0%  661  693  725  757  789  78%  79%  80%  81%  82%  5.46  7.14  8.82  10.51  12.19  15.0%  640  672  703  734  765  78%  79%  80%  80%  81%  4.40  6.03  7.65  9.28  10.90  16.0%  621  651  681  711  741  77%  78%  79%  80%  81%  3.39  4.96  6.53  8.10  9.67  17.0%  603  632  661  690  719  77%  78%  79%  80%  81%  2.42  3.94  5.45  6.97  8.49

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

2 Preliminary valuation perspectives

Illustrative discounted cash flow analysis sensitivity

DCF sensitivity to various operating assumptions

Item	LTP assumption	Sensitivity range	Implied per-share midpoint DCF range[1]
Avg. CaaS connections (% CAGR)[2]	▪ Average CaaS connections reach 29.8m by 2029 ▪ 2025-2029 CAGR of 11%	9% – 11% – 13%	$5.11 – $11.09
Solutions (% CAGR)	▪ IoT Solutions has (2%) CAGR across 2025 to 2029	(5%) – (2%) – 5%	$6.63 – $10.07
Gross margin (% +/-)	▪ Gross margin increases from 55.2% in 2025 to 56.9% in 2029	55.2%[3] – 56.9% – 57.9%[3]	$6.98 – $8.05
Terminal Adj. EBITDA margin	▪ Adj. EBITDA margin increases from 21.7% in 2025 to 26.9% in 2029	21.4%[4] – 26.9% – 30%	$1.66 – $11.06

TMM Base DCF midpoint: $7.65

Sources: Company filings, Kona Management, LTP

Notes:

1. Sensitivity analyses vs. LTP. Valuation date assumed as of December 31, 2025. FDSO includes 17.5m common shares, 1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025 per Kona Management. Assumes WACC of 15.0% and terminal multiple midpoint of 9.0x
2. 2025E to 2029E CAGR
3. 55.2% represents 2025E LTP gross margin and 57.9% represents 2029E LTP gross margin +1%
4. Represents 2026E management LTP EBITDA margin

11

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

2 Preliminary valuation perspectives

Selected public company analysis

$m, unless noted[1, 2]	Share price ($)	%52w high	Market cap	Enterprise value	EV / Revenue 2025E	EV / Revenue 2026E	EV / Adj. EBITDA 2025E	EV / Adj. EBITDA 2026E	Revenue growth 2025E	Revenue growth 2026E	Adj. EBITDA margin 2025E	Adj. EBITDA margin 2026E
Kona LTP[3]	**$4.50**	**92.2%**	**$86**	**$642**	**2.2x**	**2.2x**	**10.2x**	**10.2x**	**1.4%**	**1.9%**	**21.7%**	**21.4%**
Kona consensus	**$4.50**	**92.2%**	**$86**	**$642**	**2.3x**	**2.1x**	**10.5x**	**9.0x**	**(0.9%)**	**7.7%**	**21.7%**	**23.4%**
IoT Solutions												
Digi	$45.51	94.8%	$1,774	$1,912	4.3x	3.9x	16.9x	14.7x	4.1%	10.3%	25.5%	26.7%
Powerfleet[4]	5.28	60.6%	719	962	2.3x	2.0x	10.5x	8.1x	16.2%	11.7%	21.8%	25.2%
Ituran	44.24	97.4%	880	796	2.2x	2.1x	8.3x	7.4x	6.7%	8.0%	26.8%	27.9%
Mean					**2.9x**	**2.7x**	**11.9x**	**10.1x**	**9.0%**	**10.0%**	**24.7%**	**26.6%**
Median					**2.3x**	**2.1x**	**10.5x**	**8.1x**	**6.7%**	**10.3%**	**25.5%**	**26.7%**

Select public company analysis (as of July 25, 2025)

$m, unless noted[1, 2]	Share price ($)	%52w high	Market cap	Enterprise value	EV / Revenue 2025E	EV / Revenue 2026E	EV / Adj. EBITDA 2025E	EV / Adj. EBITDA 2026E	Revenue growth 2025E	Revenue growth 2026E	Adj. EBITDA margin 2025E	Adj. EBITDA margin 2026E
Kona LTP	**$2.50**	**51.2%**	**$54**	**$523**	**1.8x**	**1.8x**	**8.4x**	**7.8x**	**1.4%**	**1.9%**	**21.6%**	**22.7%**
Kona consensus	**$2.50**	**51.2%**	**$54**	**$523**	**1.8x**	**1.7x**	**8.1x**	**7.2x**	**2.6%**	**6.7%**	**22.0%**	**23.3%**
IoT Solutions												
Digi	$33.54	90.5%	$1,298	$1,343	3.1x	3.0x	12.8x	12.3x	1.0%	3.6%	24.5%	24.7%
Powerfleet[4]	4.57	52.5%	617	842	2.0x	1.8x	8.7x	6.6x	14.1%	11.7%	23.3%	27.8%
Ituran	40.70	89.6%	810	762	2.2x	2.1x	7.7x	7.3x	4.4%	5.7%	28.1%	28.2%
Mean					**2.4x**	**2.3x**	**9.8x**	**8.7x**	**6.5%**	**7.0%**	**25.3%**	**26.9%**
Median					**2.2x**	**2.1x**	**8.7x**	**7.3x**	**4.4%**	**5.7%**	**24.5%**	**27.8%**

Sources: Company filings, FactSet (as of December 12, 2025), Kona Management, LTP

Notes:

1. Metrics based on median consensus estimate
2. Digi and Powerfleet financials calendarized to Kona's fiscal year ending December 31
3. Preferred stock valued at liquidation value of 1.8x MOIC ($275m)
4. Powerfleet pro-forma financials include the acquisition of MiX Telematics in October 2023 and Fleet Complete in September 2024

12

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  -  4.0x  8.0x  12.0x  16.0x  20.0x  Dec-15  Dec-17  Dec-19  Dec-21  Dec-23  Dec-25  10yr  5yr  4yr  3yr  2yr  1yr  Kona1  n.a  n.a.  7.7x  7.1x  7.2x  7.5x  IoT Solutions  Digi  10.1x  12.3x  12.6x  12.2x  11.6x  12.1x  Powerfleet  14.9x  12.3x  11.2x  10.2x  9.5x  8.1x  Ituran  6.9x  5.8x  5.5x  5.5x  5.7x  6.6x  Mean  10.7x  10.2x  9.8x  9.4x  8.9x  8.9x   Average EV / NTM Adj. EBITDA since July 2015   Selected public company analysis: valuation over time  EV / NTM EBITDA (L10Y)  Sources: Company filings, FactSet (as of December 12, 2025), Kona Management  Note:  1. Kona since 2021 de-SPAC  Kona1 IoT Solutions  10.2x  9.1x  Preliminary valuation perspectives  2  13  Current NTM  trading multiple

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Target  Acquiror  EV ($m)3  $200  $52  $126  $1,246  $375  $1,134  $86  $137  $1,034  Date  Sep-24  Sep-24  Oct-23  Aug-22  May-21  Apr-21  Apr-19  Mar-19  Jan-19  7.8x  2.1x  17.7x  8.0x  18.7x  6.8x  3.9x  40.9x  9.2x  22.9x  16.2x  10.0x  12.7x  Selected precedent transactions  Sources: Company filings, press releases  Notes:  Calculated using reported synergies where available  Acquisition completed under the name I.D. Systems (rebranded as Powerfleet on October 3, 2019)  3. Shown in US$m, converted at announcement date  EV / LTM Adj. EBITDA multiples of select IoT Solutions sector transactions since 2019  (Telematics)  2  Value of synergies  15.7x  12.7x  8.9x  7.9x  Gross mean: 15.7x Gross median: 12.7x  Synergized mean: 8.91 Synergized median: 7.9x1  Preliminary valuation perspectives  2  14

 3  Supplemental analyses

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Illustrative PV of Kona future share value  Share price sensitivity at trading multiple between 8 – 12x and cost of equity of 16 – 20%  Sources: Bloomberg, company filings, FactSet (as of December 12, 2025), Kona Management, LTP  Notes:  Illustrative share prices based on FDSO including 17.5m common shares and 1.6m RSUs as of  October 6, 2025, per Kona Management  Assumes current capital structure (as of November 30, 2025) and cost of equity 16 - 20%  Accounts for total capital returned to Samoa includes preferred stock (valued at liquidation preference inclusive of accumulated PIK interest), value of warrants and incremental amount to minimum MOIC (where applicable)  Cost of equity held at 18.0%  NPV of future share value1,2,3  9.0x  8.0x  EV / NTM Adj. EBITDA4:  11.0x 10.0x  12.0x  Supplemental analyses  3  16  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  16.0%  n.m.  $0.68  $3.87  $7.11  $10.38  18.0%  n.m.  0.68  3.86  7.11  10.37  20.0%  n.m.  0.68  3.86  7.10  10.36  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  16.0%  $1.15  $4.33  $7.77  $11.13  $14.48  18.0%  1.13  4.25  7.63  10.93  14.22  20.0%  1.11  4.18  7.49  10.74  13.97  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  16.0%  $4.19  $8.22  $12.00  $15.37  $18.42  18.0%  4.04  7.94  11.58  14.84  17.79  20.0%  3.90  7.67  11.19  14.33  17.18  Ke  8.0x  9.0x  10.0x  11.0x  12.0x  16.0%  $6.34  $10.60  $14.18  $17.36  $20.44  18.0%  6.02  10.06  13.46  16.48  19.40  20.0%  5.72  9.55  12.78  15.66  18.43  Implied PV of '25E share price at illustrative trading multiple of  Implied PV of '26E share price at illustrative trading multiple of  Implied PV of '27E share price at illustrative trading multiple of  Implied PV of '28E share price at illustrative trading multiple of  $1.13  $4.04  $6.02  $0.68  n.m.  $4.25  $7.94  $10.06  $3.86  $7.63  $11.58  $13.46  $7.11  $10.93  $14.84  $16.48  $4.50  $10.37  $14.22  $17.79  $19.40  -  $5.00  $10.00  $15.00  $20.00  $25.00  Current 2025E 2026E 2027E 2028E

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

3 Supplemental analyses

Illustrative PV of Kona future share value (cont'd)

2025-2029 Revenue CAGR sensitivity from 3 to 8% for 2026E, 2027E and 2028E

Assumptions[1,2]

Summary assumptions:

1. EBITDA margins consistent with prior scenario
2. Cost of equity held at 18.0% (midpoint of sensitivity range)
3. Exit multiple range of 8 – 12x NTM adj. EBITDA
4. LTP assumes revenue CAGR of 7%

2026E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '26E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$0.00	$2.76	$5.97	$9.10	$12.22
4%	0.09	3.01	6.26	9.42	12.57
5%	0.41	3.38	6.67	9.88	13.07
6%	0.89	3.96	7.30	10.58	13.83
7%	1.13	4.25	7.63	10.93	14.22
8%	1.85	5.12	8.58	11.99	15.37

2027E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '27E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$0.00	$5.42	$8.88	$11.99	$14.90
4%	0.73	5.91	9.44	12.61	15.51
5%	2.23	6.57	10.14	13.39	16.27
6%	3.51	7.47	11.09	14.36	17.27
7%	4.04	7.94	11.58	14.84	17.79
8%	5.41	9.30	13.04	16.26	19.33

2028E[1,2]

Revenue CAGR ('25-'29)	Implied PV of '28E share price at illustrative trading multiple of				
	8.0x	9.0x	10.0x	11.0x	12.0x
3%	$0.00	$6.67	$9.80	$12.46	$15.02
4%	1.17	7.49	10.75	13.52	16.18
5%	3.53	8.42	11.76	14.64	17.41
6%	5.32	9.50	12.88	15.85	18.72
7%	6.02	10.06	13.46	16.48	19.40
8%	7.78	11.70	15.19	18.37	21.44

Sources: Bloomberg, company filings, FactSet (as of December 12, 2025), LTP, Kona Management
Notes:
1. Illustrative share prices based on FDSO including 17.5m common shares and 1.6m RSUs as of October 6, 2025, per Kona Management
2. Accounts for total capital returned to Samoa includes preferred stock (valued at liquidation preference inclusive of accumulated PIK interest), value of warrants and incremental amount to minimum MOIC (where applicable)

17

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

3 Supplemental analyses

Illustrative Samoa perspective assessment[1]

Illustrative close date of December 31, 2025 and exit date of December 31, 2028

Overview

Assumes acquisition by Samoa and Amelia with rollover of portable instruments[2] including existing Amelia equity

Sources	$m	% of total
Refinanced debt	$302	42%
Existing cash on balance sheet	21	3%
Rollover of Samoa preferred to equity[3]	275	38%
Rollover of Amelia equity	24	3%
New equity[4]	103	14%
Total sources	**$724**	**100%**

Uses	$m	% of total
Equity purchase price ($5.00 / share)	$71	10%
Refinancing of term loan	182	25%
Mandatory redemption of backstop notes	140	19%
Rollover of Samoa preferred[3]	275	38%
Rollover of Amelia equity	24	3%
Transaction & financing fees[5]	12	2%
Cash to balance sheet	20	3%
Total uses	**$724**	**100%**

Implied IRR on initial investment and new equity

Exit multiple	Implied IRR at entry share price of						
	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00
8.0x	18%	17%	15%	14%	13%	11%	10%
9.0x	22%	21%	19%	18%	17%	15%	14%
10.0x	26%	24%	23%	22%	20%	19%	18%
11.0x	29%	28%	26%	25%	24%	22%	21%
12.0x	32%	31%	29%	28%	27%	25%	24%

Represents return on new Samoa equity and initial preferred equity investment of $153m in November 2023

Implied MoM on initial investment and new equity

Exit multiple	Implied MoM at entry share price of						
	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00
8.0x	2.1x	1.9x	1.8x	1.7x	1.6x	1.5x	1.5x
9.0x	2.4x	2.2x	2.1x	2.0x	1.9x	1.8x	1.7x
10.0x	2.7x	2.6x	2.4x	2.3x	2.2x	2.0x	1.9x
11.0x	3.1x	2.9x	2.7x	2.6x	2.4x	2.3x	2.2x
12.0x	3.4x	3.2x	3.0x	2.8x	2.7x	2.5x	2.4x

Represents return on new Samoa equity and initial preferred equity investment of $153m in November 2023

Sources: LTP, company filings, R&Co financing extrapolations

Notes:

1. Assumes 3-year investment post take-private transaction
2. Delisting triggers mandatory redemption of the $120m backstop notes, including ~$20m in accrued and remaining coupons through maturity
3. For returns math, rolled into transaction as equity; based on liquidation preference as of December 31, 2025; reflects minimum 1.8x return, inclusive of accrued PIK interest and 2.4m warrants
4. 10% of pro forma equity allocated to illustrative Management Incentive Plan in place of existing stock-based compensation
5. Transaction fees include illustrative estimated M&A fees and financing fee on new debt

18

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

3 Supplemental analyses

Illustrative Samoa perspective assessment (cont'd)

Levered free cash flow forecast

Projected cash flows[1]

$m	2025E	2026E	2027E	2028E
Total revenue	**$290**	**$295**	**$318**	**$344**
% growth		*2%*	*8%*	*8%*
Adj. EBITDA[2]	**$63**	**$66**	**$77**	**$89**
% margin	*22%*	*22%*	*24%*	*26%*
(-) One-time items[3]		(2)	(2)	-
(-) Tax D&A		(35)	(23)	(22)
EBIT		**$29**	**$52**	**$67**
(-) Net interest expense		(28)	(25)	(22)
EBT		**$1**	**$27**	**$45**
(-) Cash taxes		(4)	(8)	(10)
(+) D&A		35	23	22
(-) CapEx		(9)	(9)	(10)
(+ / -) Change in NWC		(0)	(2)	(2)
Levered FCF		**$22**	**$31**	**$46**

Credit metrics

	2025E	2026E	2027E	2028E
Gross debt	$302	$279	$248	$203
Net debt	282	259	228	183
Gross leverage	4.8x	4.3x	3.2x	2.3x
Net leverage	4.5x	3.9x	3.0x	2.0x
LFCF / net debt		0.1x	0.1x	0.2x
Cumulative trx. debt paid down	-	7%	18%	33%

Key assumptions

- Valuation date as of December 31, 2025
- Assumes exit at December 31, 2028
- Assumes acquisition by Samoa and Amelia with rollover of existing Amelia equity
  - Refinanced debt priced at SOFR + 650
- $20m minimum cash
- All excess cash flows swept to pay down debt
- Tax rate of 25%, per Kona Management
- Transaction fees of $12m including illustrative estimated M&A fees and financing fee on new debt

Sources: LTP, company filings, R&Co financing extrapolations

Notes:
1. Levered free cash flow line items based on LTP
2. Includes ~$3m of annual public company cost savings beginning in 2026E
3. Per Kona Management, other tax deductible expenses include integration-related costs and other one-time items

19

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  22.3%  36.4%  42.1%  56.2%  81.1%  25th percentile  Median  Mean  75th percentile 90th percentile  20.2%  32.4%  44.3%  53.4%  94.4%  25th percentile  Median  Mean  75th percentile 90th percentile  Share price premium 1-day  Premiums paid analysis  Share price premium 1-month  Source: Refinitiv  Note: Analysis includes 172 going-private transactions since 2017 with EV values greater than $250m, excludes target businesses in financial services, real estate, energy, biotechnology and pharmaceutical sectors  20  Supplemental analyses  3

 Appendix

 Appendix  A  Other supporting materials

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

A Other supporting materials

Existing capital structure overview

Balance sheet as of November 30, 2025

Capitalization overview ($m)

	Nov-25	Interest rate	Maturity	Net leverage
$25m WhiteHorse senior secured revolver	-	S+650	Nov-28	
$185m WhiteHorse senior secured term loan	182	S+650	Nov-28	**2.6x**
$120m Convertible backstop notes	120	5.50%	Sep-28	
Total debt	**$302**			**4.5x**
$153m Series A-1 preferred[1]	275	13.0%	Nov-33	
Total debt and preferred	**$577**			**8.9x**
Cash and cash equivalents	(21)			
Net debt incl. preferred	**$556**			
Market capitalization (based on $4.50 stock price)[2]	86			
Total capitalization	**$642**			
LTM Credit Agreement EBITDA[3]	**$63**			

Credit metrics	
Gross leverage	4.8x
Gross leverage (including preferred equity)	9.2x
1st lien net leverage[4]	2.6x
Net leverage	4.5x
Net leverage (including preferred equity)	8.9x

Liquidity analysis	
$25m Senior Secured RCF	$25
(-) Amount outstanding	–
Facility available	**$25**
(+) Cash and cash equivalents	21
Total liquidity	**$46**

Sources: Company filings, FactSet (as of December 12, 2025), Kona Management

Notes:

1. Valued at liquidation preference inclusive of accumulated PIK interest (as of anticipated close of December 31, 2025)
2. FDSO includes 17.5m common shares,1.6m RSUs and 2.4m warrants issued to Samoa as of October 6, 2025, per Kona Management
3. Q3 2025 LTM Credit Agreement EBITDA per Kona Management inclusive of pro-forma adjustments
4. Includes senior secured term loan and revolver

23

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

A Other supporting materials

Kona shareholder base

Samoa and Amelia collectively own ~36% of Kona's basic shares outstanding, assuming Samoa chooses to exercise its warrants[1]

Overview of top 10 shareholders

Investor details		Holding	
Shareholder	**Type**	**% BSO**	**% BSO incl. Samoa warrants[1]**
Amelia	Active	28%	24%
Samoa	Active	-	12%
Corient Private Wealth LLC	*Passive*	12%	11%
Koch Industries (Investment Management)	Active	11%	10%
Cerberus	Active	9%	8%
Twilio, Inc	*Passive*	6%	5%
Terrdian CCPC[2]	Individual	6%	5%
Goldman Sachs & Co LLC (Private Banking)	Active	5%	4%
Dotmar Investments Ltd[3]	Individual	5%	4%
Jared Deith[4]	Individual	3%	2%
Top 10 shareholders		**84%**	**86%**

% of BSO (incl. Samoa warrants)[1]


Individual 12%
Active 22%
Passive 16%
Samoa 12%
Amelia 24%

Upon exercise of the Samoa warrants, Amelia and Samoa collectively hold ~36% of basic shares outstanding

Sources: Bloomberg, company filings, Kona Management

Notes:

1. 17.5m common shares outstanding and 2.4m warrants issued to Samoa as of October 6, 2025, per Kona Management
2. Terence Jarman, former Chairman of Kona, is President of Terrdian CCPC
3. Richard Burston, co-founder and early investor of Kona, is Chairman of Dotmar Investments
4. Jared Deith is the current CRO at Kona

24